UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

RCM TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Copies to:
Justin W. Chairman, Esq. Morgan, Lewis & Bockius LLP 1701 Market Street Philadelphia, PA 19103-2921 (215) 963-5061	Keith E. Gottfried, Esq. Alston & Bird LLP 950 F. Street, N.W. Washington, DC 20004-1404 (202) 239-3679

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Clarification

On November 5, 2013, RCM Technologies, Inc., a Nevada corporation (“RCM” or the “Company”), issued a press release (the “November 5 Press Release”) in connection with its solicitation of proxies to be used at the Company’s 2013 Annual Meeting of Stockholders and at any and all adjournments or postponements thereof (the “2013 Annual Meeting”).

The November 5 Press Release contained a copy of a letter from the Company’s lead independent director to Legion Partners Asset Management, LLC, which letter referenced revisions made by Legion Partners Asset Management, LLC and the other members of its dissident stockholder group (collectively, the “Legion Group”) to their proxy materials filed with the Securities and Exchange Commission (the “SEC”).

RCM wishes to clarify that nothing contained herein, including the press release attached hereto, or in the November 5 Press Release, should  be deemed to imply that the SEC has determined that statements made in the Legion Group’s proxy statement were false and misleading or that the SEC required the Legion Group to revise its proxy statement because of false and misleading statements.

Press Release Issued on November 8, 2013

On November 8, 2013, RCM issued a press release in connection with its solicitation of proxies to be used at the 2013 Annual Meeting, in which RCM requested that the Legion Group stop misleading stockholders and publicly disclose the comments that they have received from the SEC related to their recent proxy statement and other filings with the SEC.

Additional Information and Where to Find It

RCM, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from RCM’s stockholders in connection with the 2013 Annual Meeting.  RCM filed a definitive proxy statement with the SEC on October 30, 2013 (the “RCM Proxy Statement”) in connection with the solicitation of proxies for the 2013 Annual Meeting.

STOCKHOLDERS ARE URGED TO READ THE RCM PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RCM WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, is or will be set forth in the RCM Proxy Statement and other materials to be filed with the SEC in connection with the 2013 Annual Meeting. Such information can also be found in the following filings with the SEC:

•                  RCM’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012, filed with the SEC on February 21, 2013, as amended by Amendment No. 1 thereto, filed with the SEC on April 26, 2013;

•                  RCM’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 30, 2013, filed with the SEC on May 10, 2013, for the fiscal quarter ended June 29, 2013, filed with the SEC on August 8, 2013, and for the fiscal quarter ended September 28, 2013, filed with the SEC on October 31, 2013;

•                  RCM’s Current Reports on Form 8-K filed with the SEC on January 31, 2013, March 12, 2013, May 29, 2013, October 1, 2013, October 21, 2013, and October 30, 2013; and

•                  The RCM Proxy Statement, filed with the SEC on October 30, 2013.

To the extent holdings of RCM’s securities have changed since the amounts shown in the RCM Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Stockholders can obtain, free of charge, copies of the RCM Proxy Statement and any other documents filed by RCM with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (www.sec.gov), at RCM’s website (www.rcmt.com) or by writing to Mr. Kevin Miller, Chief Financial Officer, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, NJ  08109. In addition, copies of the proxy materials may be requested from RCM’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.

RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Leon Kopyt
Pennsauken, NJ 08109	info@rcmt.com	Chairman, President & CEO
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM CALLS ON LEGION GROUP TO STOP MISLEADING STOCKHOLDERS

Pennsauken, NJ — November 8, 2013 — RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology, engineering and specialty healthcare services, today called on Legion Partners Asset Management, LLC, IRS Partners No. 19, L.P. and the other members of the Legion-led dissident stockholder group that has launched the current proxy contest against RCM, including Bradley S. Vizi, Roger H. Ballou, Michael O’Connell and Christopher S. Kiper, to immediately end their inappropriate actions of trying to influence the proxy contest’s outcome and gain an undue advantage by misleading stockholders with false and misleading statements that are included in its proxy statement and other SEC filings. Legion is leading a dissident stockholder group that is pursuing a proxy contest to elect its two handpicked nominees, Messrs. Vizi and Ballou, to the RCM Board of Directors at the 2013 Annual Meeting.

Commented Robert B. Kerr, RCM’s Lead Independent Director: “Mr. Vizi has recently engaged in a ‘fishing expedition’ looking for leverage to pressure our Board and cause us to unduly question the integrity of an individual who has served RCM with steadfast dedication and commitment for over two decades and is largely responsible for our share price having increased by approximately 587% during the five years ended October 30, 2013, dramatically outperforming the S&P 500 during that same period. Mr. Vizi’s efforts have resulted in him ‘unearthing’ immaterial disclosure errors that were contained in SEC filings that RCM made at least 15 years ago. Ironically, Mr. Vizi and the other members of the Legion Group appear to be much less concerned that the proxy statement and other documents they have filed with the SEC in recent weeks, in connection with their costly and disruptive proxy contest against RCM, contain what we strongly believe to be numerous false and misleading statements.”

“We believe that Mr. Vizi and the other members of the Legion Group are attempting to inappropriately influence the outcome of this proxy contest and gain an undue advantage by misleading our stockholders with false and misleading statements contained in their proxy materials and other SEC filings,” continued Mr. Kerr. “While we believe the SEC has already required the Legion Group to correct a number of false and misleading statements in its initial proxy statement filings, we believe that the proxy statement that the Legion Group is providing to our stockholders still contains numerous false and misleading statements that prevent our stockholders from being able to make accurately informed decisions concerning the election of directors at RCM’s upcoming 2013 Annual Meeting of Stockholders. So that stockholders can see for themselves the extent to which the Legion Group has been attempting to mislead them, we call upon the Legion Group to immediately release all of the SEC comment letters that it has recently received which we believe will show numerous issues and concerns raised by the SEC with respect to statements made by the Legion Group in its proxy statement and other filings. We again remind Mr. Vizi and the other members of the Legion Group that our Board takes very seriously our duty to protect our stockholders from attempts to mislead them with information we believe is false and misleading.”

RCM’s Board of Directors unanimously recommends that stockholders vote to elect RCM’s highly-qualified and very experienced director nominees — Robert B. Kerr and Michael E.S. Frankel — by voting the WHITE proxy card by telephone, Internet or mail.

RCM strongly urges stockholders to vote only the WHITE proxy card and discard the Gold proxy card they may receive from the dissident stockholder group led by Legion Partners Asset Management LLC and reject their attempt to pursue their self-interested and undisclosed agenda.

About RCM

RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the delivery of these solutions to commercial and government sectors. RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM’s offices are located in major metropolitan centers throughout North America. Additional information can be found at www.rcmt.com.

Forward-Looking Statements

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should” or similar expressions. In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to demand for the Company’s services, expected demand for our services and expectations regarding our revenues, the Company’s ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, the ability of the Company to consummate acquisitions as to which it executes non-binding letters of intent, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors. Such statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Risk, uncertainties and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Additional Information and Where to Find It

RCM, its directors and certain of its executive officers and employees are deemed to be participants in the solicitation of proxies from RCM’s stockholders in connection with the 2013 Annual Meeting. RCM filed a definitive proxy statement and WHITE proxy card with the SEC in connection with the solicitation of proxies for the 2013 Annual Meeting on October 30, 2013 (the “2013 Proxy Statement”). STOCKHOLDERS ARE URGED TO READ THE 2013 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT RCM WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the 2013 Proxy Statement and other materials to be filed with the SEC in connection with the 2013 Annual Meeting. Such information can also be found in RCM’s Annual Report on Form 10-K for the fiscal year ended December 29, 2012, filed with the SEC on February 21, 2013 and as amended on April 26, 2013, RCM’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2013, filed with the SEC on May 10, 2013, RCM’s Quarterly Report on Form 10-Q for the quarterly period ended June 29, 2013, filed with the SEC on August 8, 2013 and RCM’s Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2013, filed with the SEC on October 31, 2013. To the extent holdings of RCM’s securities have changed since the amounts shown in the 2013 Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Stockholders can obtain, free of charge, copies of the 2013 Proxy Statement and any other documents filed by RCM with the SEC in connection with the 2013 Annual Meeting at the SEC’s website (www.sec.gov), at RCM’s website (www.rcmt.com) or by writing to Mr. Kevin D. Miller, Chief Financial Officer, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, NJ  08109. In addition, copies of the proxy materials, when available, may be requested from RCM’s proxy solicitor, MacKenzie Partners, Inc., 105 Madison Avenue, New York, NY 10016 or toll-free at (800) 322-2885.